Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Mr. Amir Rehavi, CEO
Crown Dynamics Corp.
12 Yemimah Street
Jerusalem 96387, Israel

Dear Mr. Rehavi:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Crown Dynamics Corp. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated August 22, 2010, as of and for the period ended July 31, 2010. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
September 21, 2010